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                                                                    EXHIBIT 23.1

                                   CONDUCTUS, INC.
                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 7, 1997 on our audits of the financial statements and financial statement schedule of Conductus, Inc. as of December 27, 1996 and December 31, 1995 and for each of the years in the period ended December 27, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


San Jose, California
June 3, 1997